Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Precision Drilling Trust on Form 40-F for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned President and Chief Executive Officer of Precision Drilling Corporation, as agent for and on behalf of Precision Drilling Trust, hereby certifies, to such officer’s knowledge, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Precision Drilling Trust

By:	/s/ Kevin A. Neveu
Kevin A. Neveu, President and Chief Executive Officer
of Precision Drilling Corporation, as agent for and on behalf of Precision Drilling Trust

March 30, 2009